EXHIBIT 99.1

510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY ANNOUNCES THIRD QUARTER RESULTS

- Consolidated Hotel RevPAR Improved 8.3% -
- Average Daily Rate Increased 6.9% -
- Industry Leading Hotel EBITDA Margin of 41.7% -
- Hotel EBITDA Margin Expansion of 220 Basis Points -
- Continuation of Portfolio Transformation with Sale of 18 Non-Core Assets -

Philadelphia, PA, November 2, 2011 -- Hersha Hospitality Trust (NYSE: HT), owner of select service and upscale hotels in major metropolitan markets, today announced results for the third quarter ended September 30, 2011.

Third Quarter 2011 Operating Results

For the quarter ended September 30, 2011, revenue per available room (“RevPAR”) for the Company's consolidated hotels, 50 hotels as of September 30, 2011, compared to 49 hotels as of September 30, 2010, was up 8.3% to $127.40, compared to $117.64 in the prior year period.  The Company’s average daily rate (“ADR”) for its consolidated hotels increased by 6.9% to $157.94, while occupancy for its consolidated hotels increased by 104 basis points to 80.66%.

Hotel EBITDA for the Company’s consolidated hotels grew approximately 24.2%, or $6.5 million, to $33.4 million for the quarter ended September 30, 2011 compared to the same period in 2010.  Hotel EBITDA margins expanded 220 basis points to 41.7% in the third quarter of 2011, compared to 39.6% in the same quarter of 2010.

On a same-store basis (44 hotels), RevPAR for the Company’s consolidated hotels for the quarter ended September 30, 2011 was up 8.3% to $129.02, compared to $119.18 in the prior year period. ADR for the Company’s same-store consolidated hotels increased by 6.5% to $158.08, while occupancy for its same-store consolidated hotels increased by 129 basis points to 81.62%. Hotel EBITDA for the Company’s same-store consolidated hotels for the quarter ended September 30, 2011 increased approximately 14.6%, or $3.7 million, to $29.1 million compared to the quarter ended September 30, 2010.

Hotel EBITDA margins for the Company’s same-store consolidated hotels increased 240 basis points to 42.3% in the third quarter of 2011, compared to 39.9% in the third quarter of 2010.  The benefit of ADR-driven RevPAR growth was partially offset by payroll and benefits cost increases along with rising food and beverage expenses.

New York City

The New York City consolidated hotel portfolio, which includes the five boroughs, consisted of 14 hotels as of September 30, 2011. For the third quarter of 2011, the Company’s same-store New York City consolidated hotel portfolio (13 hotels) recorded a 9.7% increase in RevPAR to $188.54 driven by a 9.3% increase in ADR to $206.30 and relatively stable occupancy of 91.39%.  This focus on ADR growth resulted in Hotel EBITDA margin growth of 190 basis points to 45.5%.

Mr. Jay H. Shah, the Company’s Chief Executive Officer, stated, “Our strong third quarter operating results continue to reflect the strength of our core portfolio as we again achieved  industry leading Hotel EBITDA margins driven by strong RevPAR growth during the third quarter of 2011.  Our hotels benefited from our strong geographic presence in major urban cities such as New York, Boston and Los Angeles, achieving rate-driven RevPAR growth and solid margin expansion.  Hersha has emerged from the recession with a more attractive geographic concentration, a higher quality portfolio with a younger average age, and significantly greater financial flexibility on its balance sheet.  We have been driving industry-leading results, and we are now increasingly well-positioned to continue to increase value for all stakeholders as we move forward.”

Third Quarter 2011 Financial Results

For the third quarter ended September 30, 2011, net loss applicable to common shareholders was $(25.0) million compared to net income of $0.1 million for the comparable quarter of 2010.  The loss in the current year quarter was driven by an impairment charge related to the previously announced sale of a portfolio of 18 non-core hotel properties.  During the quarter, the Company took a major step in executing its non-core disposition plan by entering into contracts to sell 18 assets in order to reposition the portfolio and recycle capital towards anticipated high growth urban gateway markets. Results presented in this release exclude these 18 assets as they are classified under discontinued operations.

Adjusted Funds from Operations (“AFFO”) in the third quarter increased by $5.3 million to $24.8 million, compared to $19.5 million in the third quarter of 2010.  AFFO per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) was $0.14, compared to $0.13 for the same quarter of 2010.  The Company’s weighted average diluted common shares and OP Units outstanding was approximately 179.5 million in the third quarter of 2011, up from approximately 150.3 million in the comparable quarter of 2010.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measure, is included at the end of this release.

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Financing

As of September 30, 2011, the Company had $29.0 million of borrowings on its $250.0 million secured credit facility, $94.8 million in cash and escrows and no debt maturities in 2011.  Excluding borrowings under the Company’s secured credit facility, approximately 95.0% of the Company’s consolidated debt as of September 30, 2011 is fixed rate debt or effectively fixed through interest rate swaps and caps and has a weighted average interest rate of approximately 5.66%.  The weighted average life to maturity of total consolidated debt is approximately 5.6 years.

During the quarter, the Company entered into a $30.0 million loan secured by the Courtyard by Marriott, Los Angeles, CA.  The new mortgage loan bears interest at a fixed rate of 4.947% and matures on September 29, 2015.  The Company also refinanced an $11.9 million mortgage loan secured by a land parcel located on Eighth Avenue in New York City.  The new mortgage loan bears interest at a variable rate of the Wall Street Journal Prime Rate plus 1.0%, with a floor of 6.0%.  This loan matures on July 1, 2013.

Asset Disposition

As previously announced, the Company entered into definitive agreements to sell 18 non-core hotels, which consists of 14 consolidated hotels and 4 hotels owned through unconsolidated joint ventures, for approximately $155 million.  The sale of these non-core assets significantly improves the Company’s hotel operating metrics and further reduces the average age of the portfolio. The Company expects to generate net cash proceeds of approximately $54.4 million from the sale of these hotels, which will be used to further reduce debt and for general corporate purposes.  The Company currently anticipates closing on the sale of the entire portfolio in the fourth quarter of 2011, subject to the receipt of lender and franchisor consents and the satisfaction or waiver of other customary conditions.

For the third quarter ended September 30, 2011, ADR for the consolidated non-core hotels being sold (14 hotels) was $109.17, 30.9% less than the ADR for the remainder of the consolidated portfolio (50 hotels), which was $157.94.  Hotel EBITDA margins of 34.8% for the non-core hotels being sold were approximately 690 basis points less than the Hotel EBITDA margins for the remainder of the consolidated portfolio, which were 41.7%.

The Company recognized a $30.2 million impairment charge for those consolidated assets being sold for which the purchase price did not exceed the carrying value.  Contingent upon closing, the Company will be able to record a gain of approximately $4 million to $5 million on those consolidated properties being sold in which the carrying value of the assets exceeded the sale price.

Asset Development

As previously announced, in July 2011, the Company completed the acquisition of the Hampton Inn Downtown located at 32 Pearl Street in New York City, a hotel redevelopment project, for a total purchase price of $28.3 million. Through the end of the third quarter, the Company has spent approximately $2.7 million of the anticipated $4.5 million in development costs and expects the project to be completed by the end of the first quarter of 2012.

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Outlook for 2011

The Company is updating its operating expectations for 2011 for its core portfolio as the Company continues to experience strong year over year trends.  Based on management’s current outlook, the Company is issuing the following operating expectations for 2011 as follows:

•	Total consolidated portfolio RevPAR for 2011 in the range of a 7.0% to 8.0% increase versus 2010.

•	Total consolidated portfolio Hotel EBITDA margin improvement of 125 basis points to 150 basis points.

•	Same-store consolidated RevPAR growth for 2011 in the range of a 5.0% to 6.0% increase versus 2010.

•	Same-store consolidated Hotel EBITDA margin improvement of 100 basis points to 125 basis points.

•	An SG&A run rate of between $9.75 and $10.25 million in 2011 versus SG&A expenses of $10.2 million in 2010.

Dividend

For the third quarter of 2011, the Company paid dividends of $0.06 per common share and OP Unit and $0.50 per Series A and Series B preferred share.

Third Quarter 2011 Earnings Release and Conference Call

The Company will host a conference call to discuss its financial results at 9:00 AM Eastern time on Thursday, November 3, 2011.  The live conference call can be accessed by dialing (877) 718-5108 or (719) 325-4880 for international participants.  A replay of the call will be available from 12:00 noon Eastern time on November 3, 2011, through midnight Eastern time on November 17, 2011. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international participants.  The passcode for the call and the replay is 3243008.  A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns interests in 79 hotels, totaling 10,689 rooms, primarily along the Northeast Corridor from Boston, MA to Washington D.C.  Hersha also owns hotels in Los Angeles, Northern California and Scottsdale, AZ. Hersha focuses on upscale, mid-scale and extended stay hotels in major metropolitan markets.

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Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.  These forward-looking statements include statements related to the Company’s ability to outperform, the ongoing recovery of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the completion of acquisitions under contract, the Company’s ability to identify and complete the acquisition of hotel properties in new markets, the Company’s ability to enter into contracts for and complete the disposition of non-core assets (including the Company’s ability to complete the sale of the 18 non-core hotel properties during the fourth quarter of 2011 on the terms described in this release and the documents filed by the Company with the SEC (or at all)), the Company’s ability to complete the hotel redevelopment projects, the Company’s ability to increase margins, including Hotel EBITDA margins, and the Company’s operating expectations for the full 2011 calendar year. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other documents filed by the Company with the Securities and Exchange Commission.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	September 30, 2011	December 31, 2010
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$1,250,665	$1,245,851
Investment in Unconsolidated Joint Ventures	37,601	35,561
Development Loans Receivable	35,352	41,653
Cash and Cash Equivalents	68,147	65,596
Escrow Deposits	26,701	17,384
Hotel Accounts Receivable, net of allowance for doubtful accounts of $33 and $31	15,219	9,611
Deferred Financing Costs, net of Accumulated Amortization of $8,174 and $5,852	9,287	10,204
Due from Related Parties	6,282	5,069
Intangible Assets, net of Accumulated Amortization of $1,283 and $1,084	7,870	7,934
Deposits on Hotel Acquisitions	30,000	5,500
Other Assets	13,690	12,914
Hotel Assets Held for Sale	93,830	-

Total Assets	$1,594,644	$1,457,277

Liabilities and Equity:
Line of Credit	$29,000	$46,000
Mortgages and Notes Payable, net of unamortized discount of $784 and $983	685,191	648,720
Accounts Payable, Accrued Expenses and Other Liabilities	29,792	28,601
Dividends and Distributions Payable	13,903	9,805
Due to Related Parties	105	939
Liabilities Related to Assets Held for Sale	62,160	-

Total Liabilities	820,151	734,065

Redeemable Noncontrolling Interests - Common Units	$12,638	$19,894

Equity:
Shareholders' Equity:
Preferred Shares: 8% Series A, $.01 Par Value, 29,000,000 shares authorized, 2,400,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $60,000) at September 30, 2011 and December 31, 2010	24	24
Preferred Shares: 8% Series B, $.01 Par Value, 4,600,000 shares authorized, 4,600,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $115,000) at September 30, 2011 and none issued and outstanding at December 31, 2010	46	-
Common Shares: Class A, $.01 Par Value, 300,000,000 Shares Authorized at September 30, 2011 and December 31, 2010, 169,938,085 and 169,205,638 Shares Issued and Outstanding at September 30, 2011 and December 31, 2010, respectively	1,699	1,692
Common Shares: Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(1,247)	(338)
Additional Paid-in Capital	1,042,048	918,215
Distributions in Excess of Net Income	(297,994)	(236,159)
Total Shareholders' Equity	744,576	683,434

Noncontrolling Interests:
Noncontrolling Interests - Common Units	16,977	19,410
Noncontrolling Interests - Consolidated Joint Ventures	302	474
Total Noncontrolling Interests	17,279	19,884

Total Equity	761,855	703,318

Total Liabilities and Equity	$1,594,644	$1,457,277

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenues:
Hotel Operating Revenues	$80,053	$67,992	$207,006	$172,631
Interest Income from Development Loans	656	1,049	2,810	3,599
Other Revenue	90	79	240	252
Total Revenues	80,799	69,120	210,056	176,482

Operating Expenses:
Hotel Operating Expenses	41,653	36,150	112,605	94,872
Hotel Ground Rent	181	256	692	685
Real Estate and Personal Property Taxes and Property Insurance	4,861	4,713	14,422	12,435
General and Administrative	2,498	1,968	6,619	6,714
Stock Based Compensation	1,495	1,869	4,765	4,025
Acquisition and Terminated Transaction Costs	147	1,213	2,263	4,751
Depreciation and Amortization	12,796	11,381	37,628	32,155
Total Operating Expenses	63,631	57,550	178,994	155,637

Operating Income	17,168	11,570	31,062	20,845

Interest Income	144	12	363	69
Interest Expense	10,621	10,288	30,761	30,906
Other Expense	299	77	866	255
Loss on Debt Extinguishment	21	-	55	730
Income (Loss) before (Loss) Income from Unconsolidated Joint Venture Investments and Discontinued Operations	6,371	1,217	(257)	(10,977)

Unconsolidated Joint Ventures
Income (Loss) from Unconsolidated Joint Ventures	107	(243)	(1,072)	(1,414)
Impairment of Investment in Unconsolidated Joint Venture	(1,677)	-	(1,677)	-
Gain from Remeasurement of Investment in Unconsolidated Joint Ventures	-	-	2,757	4,008
(Loss) Income from Unconsolidated Joint Venture Investments	(1,570)	(243)	8	2,594

Income (Loss) from Continuing Operations	4,801	974	(249)	(8,383)

Discontinued Operations
Gain on Disposition of Hotel Properties	843	345	843	315
Impairment of Assets Held for Sale	(30,248)	-	(30,248)	-
Income (Loss) from Discontinued Operations	2,100	283	2,080	(960)
(Loss) Income from Discontinued Operations	(27,305)	628	(27,325)	(645)

Net (Loss) Income	(22,504)	1,602	(27,574)	(9,028)

Loss (Income) Allocated to Noncontrolling Interests	1,001	(263)	1,619	302
Preferred Distributions	(3,500)	(1,200)	(6,999)	(3,600)

Net (Loss) Income Applicable to Common Shareholders	$(25,003)	$139	$(32,954)	$(12,326)

Earnings per Share:
BASIC
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.01	$(0.00)	$(0.04)	$(0.09)
(Loss) Income from Discontinued Operations	(0.16)	0.00	(0.16)	(0.01)

Net (Loss) Income Applicable to Common Shareholders	$(0.15)	$0.00	$(0.20)	$(0.10)

DILUTED
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.01	$(0.00)	$(0.04)	$(0.09)
(Loss) Income from Discontinued Operations	(0.16)	0.00	(0.16)	(0.01)

Net (Loss) Income Applicable to Common Shareholders	$(0.15)	$0.00	$(0.20)	$(0.10)

Weighted Average Common Shares Outstanding:
Basic	168,985,193	138,636,206	168,666,752	125,193,554
Diluted	172,266,298	138,636,206	168,666,752	125,193,554

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO applicable to common shares and Partnership units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper.   The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Our interpretation of the NAREIT definition is that noncontrolling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and noncontrolling interest.  In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Net (loss) income applicable to common shares	$(25,003)	$139	$(32,954)	$(12,326)
(Loss) Income allocated to noncontrolling interest	(1,001)	263	(1,619)	(302)
Loss (Income) from unconsolidated joint ventures	1,570	243	(8)	(2,594)
Gain on disposition of hotel properties	(843)	(345)	(843)	(315)
Loss from impairment of assets	30,248	-	30,248	-
Depreciation and amortization	12,796	11,381	37,628	32,155
Depreciation and amortization from discontinued operations	1,229	1,946	4,855	5,997
FFO allocated to noncontrolling interests in consolidated joint ventures	-	(381)	239	(381)
Funds from consolidated hotel operations applicable to common shares and Partnership units	18,996	13,246	37,546	22,234

Income from unconsolidated joint venture investments	(1,570)	(243)	8	2,594
Less:
Gain from remeasurement of investment in unconsolidated joint ventures	-	-	(2,757)	(4,008)
Add:
Impairment of investment in unconsolidated joint ventures	1,677	-	1,677	-
Depreciation and amortization of purchase price in excess of historical cost	537	508	1,629	1,525
Interest in depreciation and amortization of unconsolidated joint ventures	2,437	1,808	4,424	3,189
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	3,081	2,073	4,981	3,300

Funds from Operations applicable to common shares and Partnership units	22,077	15,319	42,527	25,534
Add:
FFO allocated to noncontrolling interests in consolidated joint ventures	-	381	(239)	381
Acquisition and terminated transaction costs	147	1,213	2,263	4,751
Amortization of deferred financing costs	877	559	2,507	1,635
Deferred financing costs written off in debt extinguishment	21	-	55	730
Amortization of discounts and premiums	52	55	156	162
Non-cash stock compensation expense	1,495	1,869	4,765	4,025
Straight-line amortization of ground lease expense	60	66	184	197

Adjusted Funds from Operations	$24,729	$19,462	$52,218	$37,415

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.14	$0.13	$0.29	$0.27

Diluted Weighted Average Common Shares and Units Outstanding	179,512,493	150,309,158	180,746,755	136,907,952

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Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Net (loss) income applicable to common shares	$(25,003)	$139	$(32,954)	$(12,326)
Less:
Loss (Income) from unconsolidated joint ventures	1,570	243	(8)	(2,594)
Gain on disposition of hotel properties	(843)	(345)	(843)	(315)
Interest income	(144)	(12)	(363)	(69)
Add:
(Loss) income allocated to noncontrolling interest	(1,001)	263	(1,619)	(302)
Loss from impairment of assets	30,248	-	30,248	-
Distributions to Preferred Shareholders	3,500	1,200	6,999	3,600
Interest expense from continuing operations	10,621	10,288	30,761	30,906
Interest expense from discontinued operations	1,042	1,143	3,113	3,607
Deferred financing costs written off in debt extinguishment	21	-	55	730
Depreciation and amortization from continuing operations	12,796	11,381	37,628	32,155
Depreciation and amortization from discontinued operations	1,229	1,946	4,855	5,997
Acquisition and terminated transaction costs	147	1,213	2,263	4,751
Non-cash stock compensation expense	1,495	1,869	4,765	4,025
Straight-line amortization of ground lease expense	60	66	184	197

Adjusted EBITDA from consolidated hotel operations	35,738	29,394	85,084	70,362

(Loss) income from unconsolidated joint venture investments	(1,570)	(243)	8	2,594
Less:
Gain on remeasurement of investment in unconsolidated joint ventures	-	-	(2,757)	(4,008)
Add:
Impairment of investment in unconsolidated joint ventures	1,677	-	1,677	-
Depreciation and amortization of purchase price in excess of historical cost	537	508	1,629	1,525
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	5,404	4,547	13,055	11,537

Adjusted EBITDA from unconsolidated joint venture operations	6,048	4,812	13,612	11,648

Adjusted EBITDA	$41,786	$34,206	$98,696	$82,010

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:
Ashish Parikh, CFO

Ph: (215) 238-1046

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